Exhibit 10.4
THIRD AMENDMENT TO MASTER LEASE
THIS THIRD AMENDMENT TO MASTER LEASE (this “Third Amendment”) is made as of December 19, 2023 (the “Third Amendment Effective Date”) by and between GLP Capital, L.P., a Pennsylvania limited partnership (together with its permitted successors and assigns, “GLP”), PA Meadows LLC, a Delaware limited liability company (together with its permitted successors and assigns, “PA Meadows”), CCR Pennsylvania Racing, Inc., a Pennsylvania corporation (together with its permitted successors and assigns, “CCR”, and together with GLP and PA Meadows, jointly and severally, “Landlord”), Penn Tenant, LLC, a Pennsylvania limited liability company (together with its permitted successors and assigns, “Penn Tenant”), Penn Cecil Maryland, LLC, a Maryland limited liability company (together with its permitted successors and assigns, “Perryville Tenant”), and PNK Development 33, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Meadows Tenant”, and together, jointly and severally, with Penn Tenant and Perryville Tenant, “Tenant”).
RECITALS
A.WHEREAS, Landlord and Tenant, entered into that certain Master Lease entered into as of February 21, 2023, but effective as of January 1, 2023 (“Original Master Lease”), as amended by that certain First Amendment to Master Lease dated June 6, 2023, and by that certain Second Amendment to Master Lease dated September 14, 2023 (as amended, the “Master Lease”), under which Landlord leases to Tenant the Leased Property.
B.WHEREAS, Landlord and Penn Tenant entered into that certain Master Development Agreement dated February 21, 2023, as amended by a First Amendment to Development Agreement dated of even date herewith, 2023 (the “Development Agreement”).
C.WHEREAS, Landlord has acquired certain property commonly referred to in the Development Agreement as the “New Joliet Land” (as more particularly described on Exhibit C attached hereto, the “New Joliet Land”) pursuant to the New Joliet Land Contract (as defined in the Development Agreement).
D.WHEREAS, notwithstanding anything to the contrary set forth in the Development Agreement, rather than entering into the Joliet Development Lease (as defined in the Development Agreement) as contemplated in the Development Agreement, Landlord and Tenant instead have agreed to amend the Master Lease to lease to Tenant the New Joliet Land, as part of the Leased Property, excluding any and all New Joliet Improvements (as defined in the Development Agreement) constructed on such New Joliet Land until the occurrence of the Joliet Improvement Transfer Date.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Landlord and Tenant hereby agree as follows:
1.Recitals; Capitalized Terms. All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Third Amendment shall have

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the meanings ascribed to them in the Master Lease or the Development Agreement, and all references herein or in the Master Lease to the “Master Lease”, “Lease”, “this Master Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Master Lease, or such section thereof, as amended by this Third Amendment.
2.New Joliet Land.
(a)Notwithstanding anything contained in the Master Lease or Section 4.2(b) the Development Agreement to the contrary, as of the Third Amendment Effective Date, Landlord does hereby lease to Tenant, and Tenant does lease from Landlord the New Joliet Land, which shall be upon the terms and conditions set forth in the Master Lease and the real property parcels described on Exhibit C attached hereto shall be added and included as part of the Leased Property; provided, however, the Leased Property shall not include any New Joliet Improvements prior to the occurrence of the Joliet Improvement Transfer Date. Landlord and Tenant hereby acknowledge and agree that there shall be no default under the Master Lease or the Development Agreement by Landlord or Penn Tenant on account of there not being a Joliet Development Lease; provided, however, the foregoing shall not constitute a waiver of the occurrence of any other default arising hereunder or under the Development Agreement Exhibit B of the Original Lease is hereby deleted in its entirety and is replaced with Exhibit B attached hereto.
(b)Notwithstanding anything contained in Sections 4.2(c) of the Development Agreement to the contrary, Landlord and Penn Tenant hereby acknowledge and agree that: (i) as of the Third Amendment Effective Date, all remaining structures existing on the New Joliet Land have been demolished in their entirety, and (ii) any obligation of Landlord or Tenant, in their respective capacities as Owner and Developer under the Development Agreement, to complete the Demolition Work (as defined in the Development Agreement) and to enter into a separate demolition management agreement is hereby waived in its entirety.
3.Ownership of New Joliet Improvements. In accordance with Section 10.6 of the Original Master Lease, as amended by this Third Amendment, the New Joliet Improvements shall be and shall remain Tenant’s Property until the occurrence of the Joliet Improvement Transfer Date. Effective as of the Joliet Improvement Transfer Date, in accordance with Section 5.2 of the Development Agreement and Section 7.3(b) of the Original Master Lease all existing and any and all New Joliet Improvements shall automatically, with no notice or action required from any party, become vested in Landlord for no consideration (or for an amount of consideration approved by Landlord to the extent necessary to render such vesting enforceable) and all New Joliet Improvements then existing or to be constructed thereafter shall at all times be deemed part of the Leased Property and the Facilities under the Master Lease.
4.Amendments to the Master Lease; Inapplicable Provisions. From and after the Third Amendment Effective Date:
(a)Subclause (D) of the definition of Additional Rent in Section 2.1 of the Original Master Lease shall be deleted in its entirety and replaced with the following:
“Commencing on the Additional Rent Commencement Date in respect of the Joliet Project, an amount equal to the Additional Joliet Rent (as defined in the

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Development Agreement); provided, however, that (1) in no event shall there be multiple counting of Additional Joliet Rent due under the Development Agreement and Additional Rent due under this Clause (D), and (2) commencing on the November 1st first occurring on or after the Joliet Opening Date (the “First Joliet Escalation Date”) and on each anniversary thereafter during the Term, the Additional Rent due under this Clause (D) shall increase to an annual amount equal to the sum of (i) the Additional Rent due under this Clause (D) for the immediately preceding Lease Year, plus (ii) an amount equal to 1.5% of the Additional Rent due under this Clause (D) for the immediately preceding Lease Year. Notwithstanding the foregoing, it being agreed that solely for calculating the escalated Additional Rent under this clause (A) on the First Joliet Escalation Date (but not on any future escalation date), such Additional Rent shall be an amount equal to the sum of (x) the annual Additional Joliet Rent amount as calculated under the Development Agreement, (y) 1.5% of the amount set forth in the preceding clause (x), and (z) the amount set forth in the preceding clause (y) multiplied by a fraction the numerator of which is the amount of days from the Joliet Opening Date through the calendar day that is the end of the Lease Year in which the Additional Rent Commencement Date occurred and the denominator of which is 365 days.”
(b)the definition of Development Period Rent shall be amended to add the following after Subclause (C):
“(D) Commencing upon the Initial Funding Date, in respect of the Joliet Project and expiring on the Additional Rent Commencement Date in respect of the Joliet Project, an amount equal to the Development Period Rent for the Joliet Project as such amount may be increased pursuant to the terms of the Development Agreement.”
(c)the definition of Joliet Improvement Transfer Date shall be deleted in its entirety and replaced with the following:
“Joliet Improvement Transfer Date: Means the date that is the earliest to occur of
(i) the date Tenant (which for the avoidance of doubt shall have the sole option to deliver, but shall not be required to deliver or otherwise request any funding from Landlord) has delivered a Draw Notice with respect to the Joliet Project (as defined in the Development Agreement), (ii) the date of the Joliet Final Funding (as defined in the Development Agreement, and (iii) the date that is six (6) months following the Joliet Opening Date.”
(d)the first sentence of Section 7.1 of the Original Master lease shall be deleted in its entirety and replaced with the following:
“Tenant acknowledges (i) that immediately prior to the Effective Date it was in possession, pursuant to the Prior Lease, of all of the Leased Property subject to the Master Lease as of the Effective Date, (ii) receipt and delivery of possession of the Leased Property, and (iv) confirms that Tenant has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and

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delivery of this Master Lease (or an amendment thereto, as applicable) and has found the same (except as included in the disclosures on Schedule 1A) to be in good order and repair and, to the best of Tenant’s knowledge, free from Hazardous Substances not in compliance with Legal Requirements and satisfactory for its purposes hereunder.”
(e)Section 7.3(b) of the Original Master Lease shall be deleted in its entirety and replaced with the following:
(f)“On and effective as of the Joliet Improvement Transfer Date, the Master Lease shall automatically be amended to, without the requirement of any notice or action from any party, remove the Existing Joliet Facility from the Leased Property. Notwithstanding the foregoing, there shall be no adjustment in Rent payable by Tenant under the Master Lease in connection with the removal of the Existing Joliet Facility from the Leased Property. Effective as of the Joliet Improvement Transfer Date, Exhibit A of the Original Lease is hereby deleted in its entirety and shall be replaced with Exhibit A attached hereto. Notwithstanding the foregoing, on the Joliet Improvement Transfer Date, Landlord and Tenant hereby agree to enter into such additional amendments to this Master Lease as may be reasonably necessary to effectuate the transactions contemplated under the Development Agreement; provided, however, in no event shall the Rent payable hereunder be decreased as a result thereof.”
(f)    The following provision shall be added as a new Section 10.6 to the Original master Lease:
“10.6 Tenant Projects – Joliet. Tenant intends to construct the Joliet Project pursuant to and in accordance with the terms set forth in the Development Agreement. The New Joliet Improvements shall be and shall remain Tenant’s Property hereunder until the occurrence of the Joliet Improvement Transfer Date, at which point (i) ownership of the New Joliet Improvements shall in accordance with the terms of the Development Agreement, without the need for any further documentation, vest with and be transferred to, Landlord and the New Joliet Improvements shall no longer be treated as Tenant Improvements and shall be added to the Leased Property demised under this Master Lease effective as of the applicable Initial Funding Date, and (ii) if the Joliet Improvement Transfer Date has occurred prior to the Joliet Opening Date, Tenant shall pay Development Period Rent (as defined in the Development Agreement) with respect to the Joliet Project as contemplated in the Development Agreement. For the avoidance of doubt, Tenant’s obligation to pay Development Period Rent in connection with the Joliet Project shall cease at the time Tenant’s obligation to pay Additional Rent has commenced with the Joliet Project such that there is no duplication in payment. Upon the Joliet Opening Date, the Rent payable under this Master Lease shall be increased by an amount equal to the Additional Joliet Rent if and to the extent required under Section 5.2(b) of the Development Agreement. Landlord and Tenant hereby agree to enter into an amendment to this Master Lease to confirm the amount, if any, of Additional Joliet Rent, calculated in accordance with the

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Development Agreement and added to the Rent hereunder in accordance with the Development Agreement. From and after the Third Amendment Effective Date, Tenant shall diligently construct and complete the New Joliet Improvements in accordance with the Development Agreement. Any failure to do so in a manner that constitutes a Developer Default under the Development Agreement shall be deemed a default under this Master Lease as a ML Developer Default; provided, however, if such Developer Default constitutes a Project Developer Default or a Specified Developer Default as to the Joliet Project (as defined in the Development Agreement), then Landlord’s remedies under this Master Lease shall be limited to those remedies set forth in Section 22.8 of this Master Lease.”
5.Broker Indemnity. Tenant represents and warrants that Tenant has not dealt with, a broker in connection with this Third Amendment and that, insofar as Tenant knows, no other broker(s) negotiated this Third Amendment or is entitled to any commission in connection herewith. Tenant covenants and agrees to defend, with counsel approved by Landlord, indemnify and save Landlord harmless from and against any and all cost, expense or liability for any compensation, commission or charges claimed by any broker, agent or finder who dealt with Tenant.
6.Ratification. Except as expressly modified by this Third Amendment, the Master Lease shall remain in full force and effect, and as further modified by this Third Amendment, is expressly ratified and confirmed by the parties hereto. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Master Lease regarding assignment and subletting.
7.Governing Law; Interpretation and Partial Invalidity. This Third Amendment shall be governed and construed in accordance with the laws of the State of New York. If any term of this Third Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Third Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Third Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and are not to be considered in construing this Third Amendment. This Third Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Third Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.
8.Counterparts and Authority. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Third Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Third Amendment.

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IN WITNESS WHEREOF, this Third Amendment to Master Lease has been executed by Landlord and Tenant as of the date first written above.

LANDLORD:

GLP CAPITAL, L.P.
By: Gaming and Leisure Properties, Inc., its general partner

By:	/s/ Brandon J. Moore
Name:	Brandon J. Moore
Title:	Chief Operating Officer, General Counsel and Secretary

PA MEADOWS, LLC
A Delaware limited liability company

By:	/s/ Brandon J. Moore
Name:	Brandon J. Moore
Title:	Vice President & Secretary

CR PENNSYLVANIA RACING, LLC
a Pennsylvania limited liability company

By:	/s/ Brandon J. Moore
Name:	Brandon J. Moore
Title:	Vice President & Secretary

Third Amendment to Master Lease - Signature Page

TENANT:
PENN TENANT, LLC

By:    PENN Entertainment, Inc., its sole member

By:	/s/ Christopher Rogers
Name:	Christopher Rogers
Title:	Executive Vice President, Chief Strategy Officer and Secretary

PERRYVILLE TENANT
PENN CECIL MARYLAND, LLC

By:    PENN Entertainment, Inc., its sole member

By:	/s/ Christopher Rogers
Name:	Christopher Rogers
Title:	Executive Vice President, Chief Strategy Officer and Secretary

MEADOWS TENANT
PNK DEVELOPMENT 33, LLC

By:	/s/ Christopher Rogers
Name:	Christopher Rogers
Title:	Secretary

Third Amendment to Master Lease - Signature Page

REAFFIRMATION OF GUARANTY

The undersigned is the Guarantor under that certain Guaranty dated as of February 21, 2023, and given by the undersigned in favor of Landlord (“Guaranty”). Guarantor is giving this affirmation in consideration of Landlord's execution of the foregoing Third Amendment to Master Lease (the “Third Amendment”), and acknowledges and agrees that the execution and delivery of the Third Amendment by the parties thereto shall not modify, limit, waive or otherwise impair the obligations of the undersigned pursuant to the Guaranty. The undersigned specifically reaffirms and agrees that the Guaranty remains in full force and effect in accordance with its terms with respect to the Master Lease, as amended by the First Amendment to Master Lease dated June 6, 2023, the Second Amendment to Master Lease dated September 14, 2023, and the foregoing Third Amendment which includes, without limitation, all of Tenant's payment and performance obligations under the foregoing Third Amendment.

GUARANTOR:

PENN ENTERTAINMENT, INC.,
a Pennsylvania Corporation

By:	/s/ Christopher Rogers
Name:	Christopher Rogers
Title:	Executive Vice President, Chief Strategy Officer and Secretary

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EXHIBIT A
LIST OF FACILITIES

Facility Name	Facility Address	Use
Hollywood Casino Perryville	Perryville, Maryland	Casino and Gaming
Hollywood Casino at the Meadows	North Strathbane, Pennsylvania
Hollywood Casino Aurora	1 W. New York Street, Aurora, IL	Dockside Gaming Barge- Based Facility
Hollywood Casino Columbus	200 Georgesville Road, Columbus, OH	Land-based Gaming
Hollywood Casino Toledo	1968 Miami Street, Toledo, OH	Land-based Gaming
M Resort Spa Casino (excluding Simon Ground Leased Property)	12300 Las Vegas Blvd., South Henderson, NV	Land-based gaming
Hollywood Casino Joliet	Run Rock Crossings, Joliet, IL	Land Based Gaming
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